AMENDMENT ONE
                                     TO THE
                           FLEET FINANCIAL GROUP, INC.
                           EXECUTIVE SUPPLEMENTAL PLAN

The following amendments are effective as of January 1, 2000.

1. Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name "Fleet Financial Group, Inc." will be replaced by the name "FleetBoston Financial Corporation" wherever it appears in the Plan.

2. Article 2 is amended by replacing the phrase "Corporate Benefits Director" with the phrase "Director of Rewards, Recognition and Benefit Services or such Director's designee" wherever it appears therein.

3.       The first sentence of Article 3 is amended to read as follows:

                  Each employee of the Employer who is a Participant in the Fleet Savings Plan and who is employed during the deferral election period in December of a Plan Year is eligible to participate in the Plan with respect to his or her regular base salary for the following calendar year in excess of the qualified plan dollar limitation under Section 401(a)(17) of the Code.

4.       Article 8 is amended by adding the following at the end thereof:

         A Participant shall be fully vested in his or her Account at all times.

5.       Article 9 is amended to read as follows:

         ARTICLE 9.  PARTICIPANT BENEFITS

                  9.1 DISTRIBUTION ELECTIONS. Except as otherwise limited by this Article, a Participant shall have the right to elect the timing and form of the distribution of his or her Account, or to change any prior election, on a form approved by the Committee. An election under this Article 9 is not valid or effective unless filed with the Committee either by December 31, 1999 or at least one year prior to the Participant's last day of active employment. A Participant who does not have a valid, timely election in effect on the last day of active employment shall have his or her Account promptly paid out in a lump sum following termination of employment (i.e., after the end of salary continuation payments, if applicable).



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                  9.2 TERMINATION BEFORE AGE 55 WITH FIVE YEARS OF SERVICE. A
         Participant who terminates employment with the Employer prior to attaining age 55 and also completing five years of continuous service with the Employer shall have the right to elect to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) in a single payment.

                  9.3 OTHER TERMINATIONS. A Participant who terminates employment with the Employer after both attaining age 55 and completing five years of continuous service with the Employer (or who, under a severance or other special arrangement, is treated as having attained age 55 and completed five year of continuous service) or after attaining age 65 shall have the right to elect to receive or to begin to receive the balance credited to his or her Account on a specified date (or beginning on a specified date) following termination of employment (but not later than his or her 65th birthday or, if later, his or her date of termination of employment) either in a lump sum or in a series of up to fifteen annual installment payments.

                  9.4 HARDSHIP WITHDRAWALS. A Participant who incurs a severe financial hardship due to circumstances beyond his or her control may request to withdraw all or a portion of his or her Account to the extent necessary to satisfy his or her financial emergency. The Committee in its sole discretion will determine whether a severe financial hardship exists and what amount, if any, may be withdrawn.

                  9.5 FORCED CASHOUT OF SMALL AMOUNTS. Notwithstanding Sections 9.1, 9.2 and 9.3, if the value of a Participant's Account at the time of termination of employment is $10,000 or less, the Participant's Account shall be promptly paid out in a lump sum.

6.       Article 14 is amended to read as follows:

         ARTICLE 14.       AMENDMENT OR TERMINATION OF THE PLAN

                  The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination shall reduce the amount of a Participant's Account or his or her distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or

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         termination, and this second sentence of Article 14 is irrevocable and may not be amended.

7.       Article 16 is added to read as follows:

         ARTICLE 16.       SOCIAL SECURITY TAX

                  Subject to the requirements of Code section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act ("FICA") taxes on a Participant's Plan benefits are paid and whether any portion of such FICA taxes shall be withheld from the Participant's wages or deducted from the Participant's Account.

IN WITNESS WHEREOF, the provisions of this Amendment One were adopted by the Human Resources and Board Governance Committee on the 21st day of December, 1999, or are hereby adopted, and this Amendment One is executed by a duly authorized officer of Fleet Boston Corporation.

                               FLEET BOSTON CORPORATION


                               By:  /s/ WILLIAM C. MUTTERPERL
                                   --------------------------
                                        William C. Mutterperl
                                        Executive Vice President, Secretary
                                        and General Counsel


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